Exhibit (h)(2)(e)

AMENDMENT
TO
TRANSFER AGENCY AND SERVICE AGREEMENT

This amendment is made as of this 15th day of March, 2022 between DST Asset Manager Solutions, Inc. (the “Transfer Agent”) and abrdn Funds (formerly, Aberdeen Funds), on behalf of each of the entities, individually and not jointly, as listed on the Schedule A therein (collectively the “Funds” and individually, the “Fund”).

WHEREAS, the Funds and the Transfer Agent are parties to a Transfer Agency and Service Agreement dated June 3, 2011, as amended, (the “Agreement”) under which the Transfer Agent performs certain services for the Funds; and

WHEREAS, the parties wish to amend the Agreement by extending the term, updating the fee schedule for the Agreement and amending and restating Schedule A to update the list of Funds; and

WHEREAS, Section 16.1 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants of the parties herein contained, the parties acknowledge and agree as follows:

1.	Section 12.1 Term. The first sentence of Section 12.1 is hereby deleted and replaced with the following:

The term of this Agreement (the “Term”) shall be June 3, 2011 through November 1, 2027 unless terminated pursuant to the provisions of this Section 12.

2.	Fee Schedule. Schedule 3.1 of the Agreement is hereby replaced with the new Schedule 3.1 dated June 1, 2022, which is attached hereto and incorporated herein.

3.	Schedule A. Schedule A to the Agreement is hereby replaced with the new Schedule A, which is attached hereto and incorporated herein.

4.	All series of Aberdeen Investment Funds covered by the Agreement have been acquired by series of Aberdeen Funds. As a result, Aberdeen Investment Funds is deemed removed as a party to the Agreement.

5.	All defined terms and definitions in the Agreement shall be the same in this amendment except as specifically revised by this amendment.

6.	Except as specifically set forth in this amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

ABRDN INC., ON BEHALF OF EACH OF THE ENTITIES, INDIVIDUALLY AND NOT JOITLY, AS LISTED ON SCHEDULE A	DST ASSET MANAGER SOLUTIONS, INC

By:	/s/ Ben Moser	By:	/s/ Rahul Kanwar

Name:	Ben Moser	Name:	Rahul Kanwar

Title:	Vice President	Title:	Authorized

Representative________________________

As an Authorizes Officer on behalf of each of the

Funds indicated on Schedule

SCHEDULE 3.1

FEES AND EXPENSES

June 1, 2022

General: Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed and shall continue until such account is purged from the system.

I.	Annual Account Service Fees:

Open Account Fees
Direct Account Fee (Non-NSCC Matrix Level III)	$11.90 per acct per year
Networked Account Fee (NSCC Matrix Level III)	$3.00 per acct per year
Trust Accounts	$3.00 per acct per year

Asset Based Fees
$0 to $2,000,000,000	0.45 Basis Points
> $2,000,000,001	0.25 Basis Points

CUSIP Fee	$1,190 per CUSIP per year

Automated Work Distributor ™ (AWD)[1]	$5,200 per user per year
(Does not include hardware or third-party software, products will be priced separately as requested)

IRA Custodial Fee	$15.00 per SSN-paid by shareowner

II.	Compliance Fees:

Anti-Money Laundering Fees *
Monthly Minimum Fee	$400 per month
Open Accounts - Non Level 3	$0.40 per account per year
Open Accounts - Level 3	$0.25 per account per year

Compliance Corner
Open Accounts 0 – 10,000	$25,000 per year
Open Accounts 10,001 – 25,000	$50,000 per year
Open Accounts 25,001 +	$75,000 per year

Regulatory Compliance
Per CUSIP	$100.00 per CUSIP per year
Foreign Accounts	$0.25 per account per year

Tax Reporting
CUSIP Fee	$200 per CUSIP per year
Report Fee	Bundled
Non-Standard per Form	$50 per form
Maximum per Management Company	$175,000

1 Requires separate agreement. Only applicable if users are required at Fund’s facilities. Does not include hardware or third party software.

III.	Omnibus Transparency

DST provides four levels of support for the data obtained from sub accounting systems on behalf of our customers.

I.            Data Management Only - DST will provide support for establishing and receiving transmissions of data from broker/dealers, TPAs and the NSCC; will reformat the data in a standard TIP format; and forward it to the Fund. DST will store the data for a week after receipt before purging.

2.            Data Storage - DST will provide an "accountlet" structure to house position and transaction data received from broker/dealers, TPAs and the NSCC. This option is in addition to the Data Management support described above.

3.            Omnibus Transparency Bundled Accountlet - For clients choosing to use the full capabilities ofTA2000 Omnibus Transparency, a bundled price is available. This price includes the receipt and storage of data, trade surveillance, ROA, and Short Term Trader. The number of accountlets and the resulting rates will be determined at the client (customer) level. Individually, clients need to exceed 500,000 accounts to reach the second and third levels of fees. It is understood that a client may include multiple management codes.

4.            Administration/Full Service - For clients choosing to use the full capabilities ofTA2000 Omnibus Transparency, a bundled price is available. This price includes the receipt and storage of data, trade surveillance, ROA and Short Term Trader

The fees associated with the four levels of support, along with optional services available at each level are detailed below.

1.	Data Management Only Fee
	Transaction Record Detail	$0.025/Transaction/Occurrence
	Position Detail	$0.01/Position/Occurrence
Additional Optional Service
	Trade Surveillance [2]	$0.015/Transaction Record

2.	Data Storage Fee [3]	$0.14/Accountlet/Year
Additional Optional Services
Short Term Trader
Tracking Period
	90 days or less	$0.06/Accountlet/Year
	91 - 180 days	$0.12/Accountlet/Year
	181-270days	$0.18/Accountlet/Year
	270- I year	$0.24/Accountlet/Year
	I year - 2 years	$0.36/Accountlet/Year
	ROA	$0.03/Accountlet/Year

3.	Omnibus Transparency Bundled Accountlet Fee
	I - 500,000 accountlets (includes 25 investigations)	$0.20/Accountlet/Year
	500,001 - 2,000,000 accountlets (includes 50 investigations)	Fee Waived
	2,000,001 and above accountlets (includes 100 investigations)	$0.10/Accountlet/Year

4.	Administration/Full Service Fee (in addition to the bundled accountlet technology cost)
	1 - 50,000 accountlets (includes 25 investigations)	$3,000.00/Month
50,001 + accountlets $4,000.00/Month

Web Portal Fee

One-Time Setup	$5,000.00
Monthly Fee	$1,500.00

2 Includes TA2000 Excessive Trader, B-Share Analysis, and PowerSelect. PowerSelect retention will be for all year-to-date transactions.

3 Includes monthly TIP refresher.

IV.	Bundled Services:

PowerSelect	Excess History
Lost Shareholder Search	COOL
Lost Shareholder Tracking	UPA Processing Fee
On Request Reporting	Tax Reporting Report Fee
Manual Check Pulls	Non-Technical Programming
Legal Document Pulls	TA2000 Voice
Transcripts	Closed Accounts
Federal Wires
Third Party Data Feeds

V.	Computer / Technical Fees*:

*Computer/Technical Personnel (2021 Standard Rates):

*Business Analyst / Tester / Other:	$125.00 per hour
*Technical:	$195.00 per hour

Schedule A

abrdn Funds

abrdn China A Share Equity Fund

abrdn Dynamic Dividend Fund

abrdn Emerging Markets Debt Fund

abrdn Emerging Markets Fund

abrdn U.S. Sustainable Leaders Smaller Companies Fund

abrdn Emerging Markets ex-China Fund

abrdn Global Equity Impact Fund

abrdn Global High Income Fund

abrdn Global Infrastructure Fund

abrdn Global Absolute Return Strategies Fund

abrdn Short Duration High Yield Municipal Fund

abrdn Emerging Markets Sustainable Leaders Fund

abrdn International Real Estate Fund

abrdn International Small Cap Fund

abrdn International Sustainable Leaders Fund

abrdn Realty Income & Growth Fund

abrdn Intermediate Municipal Income Fund

abrdn U.S. Sustainable Leaders Fund

abrdn U.S. Small Cap Equity Fund

abrdn Ultra Short Municipal Income Fund

abrdn EM SMA Completion Fund

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust
Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust